Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE SENIOR NOTES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF FLEETBOSTON FINANCIAL CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

REGISTERED                                                            REGISTERED

NUMBER R-SPECIMEN                                                       SPECIMEN

                        FLEETBOSTON FINANCIAL CORPORATION

                          4 7/8% SENIOR NOTES DUE 2006

                                                             CUSIP:  339030 AD 0

         FLEETBOSTON FINANCIAL CORPORATION, a Rhode Island corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of SPECIMEN on December 1, 2006, and to pay interest thereon from November 19, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the 1st day of June and December in each year, commencing June 1, 2002, at the rate of 4 7/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the fifteenth day of May and the fifteenth day of November, respectively, in each year; provided, however, that in case of a Senior Note originally issued between a Regular Record Date and the Interest Payment Date or on an Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the date of issue and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date with respect to such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         Payment of the principal of (and premium, if any) and any such interest on this Senior Note will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or in The City of Boston, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

         This Senior Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of December 6, 1999 (the "Indenture"), between the Company and The Bank of New York (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. This Senior Note is one of a series of Senior Notes of the Company designated as its 4 7/8% Senior Notes due 2006 (herein called the "Senior Notes"), initially limited in aggregate principal amount to $1,000,000,000.

         Each Holder of the Senior Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture. Except as described in the following sentence, the Senior Notes may not be redeemed prior to maturity. If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after November 14, 2001, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay Additional Amounts (as defined below) with respect to the Senior Notes, then the Company may at its option redeem, in whole, but not in part, the Senior Notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of the principal amount thereof, together with interest accrued but unpaid on such Senior Notes to the date fixed for redemption.

         Subject to the exceptions and limitations set forth below, the Company will pay as additional interest on this Senior Note additional amounts ("Additional Amounts") so that the net payment of the principal of and interest on this Senior Note to a holder who is not a United States person (as defined below), after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority of or in the United States, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable had no withholding or deduction been required. The Company's obligations to pay additional amounts shall not apply: (1) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as: (a) being or having been present or engaged in a trade or business in the United States or having had a permanent establishment in the United States; (b) having a current or former relationship with the United States, including a relationship as a citizen or resident of the United States;
(c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax; (d) being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provision; or (e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into the ordinary course its trade or business; (2) to any holder that is not the sole beneficial owner of this Senior Note, or a portion of this Senior Note, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an Additional Amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (3) to any tax, assessment or other governmental charge that is imposed or otherwise withheld solely by reason of a failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Senior Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge; (4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment; (5) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; (6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax, assessment or other governmental charge; (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on this Senior Note, if such payment can be made without such withholding by any other paying agent; (8) to any tax, assessment or other governmental charge required to be imposed or withheld on a payment to an individual and such deduction or withholding is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or (9) in the case of any combination of items (1),
(2), (3), (4), (5), (6), (7) and (8). As
used herein, the term "United States" means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction, "United States person" means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), any estate the income of which is subject to United States federal income taxation regardless of its source, or any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons will also be United States persons.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Senior Note may be registered in the Security Register of the Company upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Senior Note are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Senior Notes are issuable only as registered Senior Notes without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture, and subject to certain limitations set forth therein, this Senior Note is exchangeable for a like aggregate principal amount of Senior Notes of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment for registration of transfer of this Senior Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         If an Event of Default with respect to the Senior Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the trustee under each series to be affected with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Senior Note at the times, place and rate, and in the coin and currency, herein prescribed.

         The Indenture and this Senior Note are governed by and will be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles of that state. The courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York will have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Senior Note.

         All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Senior Notes shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  November 19, 2001

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION      FLEETBOSTON FINANCIAL
     This is one of the Securities of             CORPORATION
     the series provided for under the
     within-mentioned Indenture.                  By /s/ Terry Murray
                                                     ---------------------------
     The Bank of New York,                              Chairman and Chief
     as Trustee                                         Executive Officer

     By                                           By /s/ William C. Mutterperl
       ------------------------------------         ----------------------------
             Authorized Officer                            Secretary

                                   ASSIGNMENT

         FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
Name and address of assignee, including zip code, must be printed or typewritten)

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the within Senior Note, and all rights thereunder, hereby irrevocably constituting and appointing


Attorney to transfer said Senior Note on the books of the within Company, with full power of substitution in the premises.

Dated:
       --------------------                     --------------------------------
                                        NOTICE: The signature to this assignment
                                                must correspond with the name as
                                                it appears upon the face of the
                                                within or attached Senior Note
                                                in every particular, without
                                                alteration or enlargement or any
                                                change whatever.